UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

Acurx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40536	82-3733567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Liberty Avenue, Staten Island, NY 10305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 533-1469

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2023, Acurx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single healthcare-focused U.S. institutional investor named therein (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investor (the “Registered Offering”), (i) an aggregate of 601,851 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), at an offering price of $3.00 per share and (ii) an aggregate of 731,482 pre-funded warrants exercisable for shares of Common Stock (the “Pre-Funded Warrants”) at an offering price of $2.9999 per Pre-Funded Warrant, for aggregate gross proceeds from the Registered Offering of approximately $4.0 million before deducting the placement agent fee and related offering expenses.

The Pre-Funded Warrants were sold, in lieu of shares of Common Stock, to the Investor whose purchase of shares of Common Stock in the Registered Offering would otherwise result in such Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the purchaser's option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Registered Offering. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investor and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 120-day period following the closing of the Registered Offering.

The Shares and Pre-Funded Warrants were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-265956), which was filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2022 and was declared effective by the Commission on July 11, 2022 (the “Registration Statement”).

In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), the Company agreed to issue to the Investor (i) series C warrants (the “Series C Warrants”) exercisable for an aggregate of 1,333,333 shares of Common Stock at an exercise price of $3.26 per share and (ii) series D warrants (the “Series D Warrants” and together with the Series C Warrants, the “Warrants”) exercisable for an aggregate of 1,333,333 shares of Common Stock at an exercise price of $3.26 per share. Each Series C Warrant will be exercisable commencing on the sixth month anniversary of the issuance date and will expire two years from the initial exercise date. Each Series D Warrant will be exercisable commencing on the sixth month anniversary of the issuance date and will expire six years from the initial exercise date. The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants or Warrants to the extent that the holder would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Pre-Funded Warrants or Warrants up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant or Warrant.

Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to cause a registration statement on Form S-1 providing for the resale by holders of shares of its Common Stock issuable upon the exercise of the Warrants, to become effective 180 days following the closing of the Registered Offering and to keep such registration statement effective at all times.

The Offerings are expected to close on or about May 18, 2023, subject to customary closing conditions.

In connection with the Offerings, the Company also entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the Investor. Under the Warrant Amendment Agreement, the Company agreed to amend its existing Series A warrants to purchase up to an aggregate of 1,230,769 shares of the Company's common stock and Series B warrants to purchase up to an aggregate of 1,230,769 shares of the Company's common stock (collectively, the “Existing Warrants”) that were previously issued in July 2022, such that effective upon the closing of the offering, the amended Existing Warrants will have a termination date of May 18, 2029.

On May 16, 2022, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with Maxim Group LLC (the “Placement Agent”) pursuant to which the Company engaged Maxim as the placement agent in connection with the Offerings. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to 5.75% of the gross proceeds from the sale of the Shares, Warrants and Pre-Funded Warrants. The Company also agreed to reimburse the Placement Agent for all reasonable travel and other out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $50,000. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing summaries of the Placement Agent Agreement, the Purchase Agreement, the Series C Warrant, the Series D Warrant, the Pre-Funded Warrants and the Warrant Amendment Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 10.1, 4.1, 4.2, 4.3 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Form of Placement Agent Agreement.

4.1	Form of Series C Warrant.

4.2	Form of Series D Warrant

4.3	Form of Pre-Funded Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of May 16, 2023, by and between Acurx Pharmaceuticals, Inc. and the Investor.

10.2	Form of Warrant Amendment Agreement, dated as of May 16, 2023, by and between Acurx Pharmaceuticals, Inc. and the Investor.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Pricing Press Release.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acurx Pharmaceuticals, Inc.

Date: May 17, 2023	By:	/s/ David P. Luci
		Name:	David P. Luci
		Title:	President and Chief Executive Officer